Exhibit 21.1

STEEL DYNAMICS, INC

LIST OF SUBSIDIARIES

	State of Incorporation or Organization	Names Under which Business is Conducted
Carolinas Recycling Group, LLC	South Carolina	OmniSource Southeast
Cohen & Green Salvage Co., Inc.	North Carolina	OmniSource Southeast
Dynamic Abrasives, LLC	Indiana
Dynamic Aviation, LLC	Indiana
Dynamic Holdings, LLC	Indiana
Dynamics Composites, LLC	Indiana
Ferrous Resources, LLC	Indiana
Indiana Melting & Manufacturing, LLC	Indiana
Jackson Iron & Metal Company, Inc.	Michigan	OmniSource Michigan Division
Marshall Steel, Inc.	Delaware
Mesabi Mining, LLC	Indiana
Mesabi Nugget Delaware, LLC	Delaware
Mining Resources, LLC	Indiana
New Millennium Building Systems Holdings DE Mexico, S. DE R.I. DE C.V.	Mexico
New Millennium Building Systems, Inc.	South Carolina
New Millennium Building Systems, LLC	Indiana
New Millennium Joist & Deck DE Mexico, S. DE R.I. DE C.V.	Mexico
OmniSource Athens Division, LLC	Indiana
OmniSource Corporation	Indiana

OmniSource Corporation Media Division
OmniSource Media Division
OmniSource Corporation South
OmniSource Corporation-Michigan
OmniSource Corporation (Indiana)
OmniSource - South Carolina
Omni Auto Parts

OmniSource Holdings, LLC	Indiana
OmniSource Indianapolis, LLC	Indiana	OmniSource Southern Indiana Division Keystone Recycling Northside Recycling
OmniSource Scrap Metals Management of Mexico, S.de R.L. de C.V.	Mexico
OmniSource Southeast, LLC	Indiana
OmniSource Transport, LLC	Indiana	OmniSource Transport, LLC of Michigan OmniSource Transport of Ohio
OmniSource, LLC	Indiana
Resource Ventures II, LLC	Indiana
Resource Ventures, LLC	Indiana
Roanoke Electric Steel Corporation	Indiana	Steel Dynamics Roanoke - Bar Division Steel Dynamics Merchant - Bar Division

Speedbird Aviation, LLC	Indiana
Steel Dynamics Sales North America, Inc.	Indiana
Steel of West Virginia, Inc.	Delaware
Steel Ventures, Inc.	Delaware
STLD Holdings, Inc.	Indiana
Superior Aluminum Alloys, LLC	Indiana
SWVA, Inc.	Delaware
The Techs Industries, Inc.	Delaware	The Techs The Techs a Division of Steel Dynamics, Inc.